UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): May 16, 2011

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd Suite 850 Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 689-0930

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BIOZONE PHARMACEUTICALS, INC.

Preliminary Statement

Biozone Pharmaceuticals, Inc. ( the “Company," “we," “our”) was incorporated under the laws of the State of Nevada on December 4, 2006.  On March 1, 2011 we filed a Certificate of Amendment to our Articles of Incorporation in order to change our name to Biozone Pharmaceuticals, Inc. from International Surf Resorts, Inc., and on March 2, 2011 we issued a press release stating that we intended to pursue bio-pharmaceutical businesses and had entered into a letter of intent to acquire a specialty pharmaceuticals business.

We believe that as of March 31, 2011, we were a “shell” company, as defined by Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, our  Quarterly Report on Form 10-Q for the period ended March 31, 2011 will indicate that we were a shell company.   We believe that we ceased being a “shell” company upon closing of the acquisition of Aero Pharmaceuticals, Inc (“Aero”), as more fully desecribed under Item 2.01 of this Current Report on Form 8-K, which followed the issuance by us of $2,250,000 of our secured convertible notes due September 29, 2011 (the “Bridge Notes”) on March 29, 2011.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the complete text of the Asset Purchase Agreement for Aero, which is filed as Exhibit 2.1 hereto, and our Current Reports on Form 8-K dated March 1, 2011 and March 31, 2011 with respect to our Bridge Notes, which are incorporated herein by reference.

On March 1, 2011, the Company’s Board of Directors authorized a ten-for-one forward split of our outstanding common stock in the form of a dividend (the “Dividend”), whereby an additional nine shares of Common Stock were issued for each one share of common stock outstanding on March 11, 2011.  The payment date of the Dividend was March 14, 2011.  All per share and other share information contained in this Current Report on Form 8-K takes into account the effectiveness of the Dividend.

Prior to March 2011 we were generally seeking to engage in the business of operating an internet provider of international surf resorts, camps and guided surf tours.

Small Business Issuer.  We will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, under the Securities Act.

Item 2.01	Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the acquisition refer to Aero, as a privately owned company, and for periods subsequent to the closing of the Acquisition  refer to the Company as acquiror of Aero.

Description of our Company

On May 16, 2011, we acquired the assets and assumed the liabilities of Aero Pharmaceuticals, Inc. (“Aero”) a Florida corporation, pursuant to an Asset Purchase Agreement dated as of May 16, 2011 by and between the Company, Baker Cummins Corp., a Nevada corporation and our wholly-owned subsidiary, and Aero (the “APA” and the transaction, the “Asset Purchase”) in a transaction intended to be tax-free for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.  The APA constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and  constitutes a plan of liquidation of Aero.  As a result of the Asset Purchase, we acquired the business of Aero consisting of the manufacturing, marketing and distribution of dermatological products under the trade name of Baker Cummins Dermatologicals (“Baker Cummins”).  In exchange for the Asset Purchase we issued 7,724,000 shares to Aero of our restricted common stock, and agreed that within five days of delivery of a closing date balance sheet, we will issue one additional share of common stock for each dollar by which  cash and cash equivalents plus accounts receivable net exceed Aero’s accounts payable and accrued liabilities on the closing date balance sheet, and assumed liabilities of Aero on the closing date.  In addition, under the terms of the Asset Purchase, if Aero sells any of our shares in order to make any payment to dissenting shareholders, or related taxes or expenses, we agreed to issue to Aero one additional share for each share sold, up to an additional 7,500,000 shares.  Shareholders of Aero may elect, within 20 days of receipt of notice from Aero, to receive the fair value of their Aero shares paid in cash.  At least 70% of Aero's shareholders have voted to approve the sale. Aero has approximately 220 shareholders and is expected to liquidate prior to December 31, 2011.  We have agreed to file a registration statement for Aero within four months after the closing (September 16, 2011) and to use our best efforts to cause the registration statement to be declare effective by the SEC within seven months of closing (December 16, 2011), and are subject to liquidated damages of 1% per month (5% maximum) for failure to meet these requirements.

Under the APA we acquired the following products and brands, marketed under the Baker Cummins brand:

•	P&S Liquid
•	P&S Shampoo
•	Ultra Mide 25 Lotion
•	Ultra Mide-D
•	X-Seb T Pearl Shampoo
•	X-Seb T Plus Shampoo and
•	Acquaderm Cream

 Our rights include: (i) all rights to manufacture, distribute, market and sell the Baker Cummins Assets, (ii) all trademarks, marketing materials, training materials, market data, clinical data, research data, regulatory data, adverse event data, trade dress information and product labeling data associated with the Baker Cummins assets, (iii) all outstanding customer purchase orders for the Baker Cummins assets, (iv) all contracts relating to the Baker Cummins Assets, (v) all of Aero’s existing inventory of the Baker Cummins Assets, (vi) all cash and cash equivalents, (vii) all accounts or notes receivable held by Aero, (viii) all furniture, fixtures, equipment and machinery, books and records related to the Baker Cummins assets, (ix) all technological, scientific, chemical, biological, pharmaceutical, toxicological, regulatory and clinical trial materials and information relating to the Baker Cummins Assets, and (x) all information owned or licensed by Aero relating to specifications and test methods, raw materials, packaging instructions, master formulas, validation reports, stability data, analytical methods, records of complaints, annual product reviews and other master documents necessary for the manufacture, control and release of the Baker Cummins Assets.

Tax Treatment.  The acquisition of Aero is being accounted for under the acquisition method of accounting because no change of control of the Company occurred.  The Company is deemed the acquirer of Aero for financial reporting purposes and Aero is deemed the acquired company. Consequently, the financial statements of the Company will include the assets, liabilities and operations of Aero from the date of acquisition and the purchase price of Aero will be allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed.  Any excess cost will be accounted for as goodwill.  The APA also constitutes a plan of liquidation of Aero under Section 368 of the Code. Aero is expected to liquidate on or prior to December 31, 2011, provided the date of such liquidation is under the control of Aero, not the Company.  We have agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in connection with liquidatin of Aero and distribution of Aero shares to its shareholders, within four months of the closing and agreed to use our best efforts to cause such registration to be declared effective within seven months follosing the closing date.  We hgave agree to pay liquidated damages of 1% per mo.nth, up to a maximum of 5%, in the event that we fail to file or are unable to cause the registration statement to be declared effective.  Our shareholders will not be entitled to rely on Rule 144 of the Securities Act(including Aero and any Aero shareholders who receive our shares upon the liquidation of Aero), until the one year anniversary of the date of filing of this Current Report on Form 8-K, provided the other requirements of Rule 144 as in effect at the time of transfer have also been satisfied.

Related Party Interests:

Phillip Frost, M.D., through Frost Gamma Investments Trust, beneficially owned approximately 46% of Aero’s issued and outstanding capital stock, Roberto Prego-Novo, our President and sole director, owned approximately 23% of Aero’s issued and outstanding capital stock through Olyrca Trust.  Each of Dr. Frost and Mr. Prego-Novo beneficially own approximately 11% and 6%, respectively (excluding, with respect to Mr. Prego-Novo, 1,000,000 shares of which he disclaims ownership), of our issued and outstanding capital stock following the Asset Purchase.  Dr. Frost acquired his shares in February and March, 2011 for approximately $0.027 per share and Mr. Prego-Novo acquired his shares in March 2011 for approximately $0.03 per share.  These prices were negotiated at arms length when we had no viable business and prior to the acquisition of Aero and prior to a final letter of intent with Biozone Laboratories shareholders. Mr. Steven D. Rubin, a director of Aero and executive of the Frost Group, owns 30,000 of our shares which he acquired for $0.05 per share. These ownership percentages will be subject to further dilution if the BioZone Laboratories acquisition is consummated.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, Assignment and Assumption Agreement and Bill of Sale, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, hereto and which are incorporated herein by reference.

Changes to the Business.  We intend to carry on the business of Aero as our primary line of business.  We intend to pursue additional opportunities in medical and pharmaceutical technologies and products. We do not intend to continue our surf resort business other than for the purposes of sale or winding down of such business.  For information related to our former business and Risk Factors related thereto, please see our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010.

Description of Our Business

Overview

We are a manufacturer of dermatological-based pharmaceutical products, located in Miami, Florida.  Our principal business consists of marketing lines of dermatological products under the trade name of Baker Cummins Dermatologicals.

Baker Cummins markets a line of proprietary scalp and skin care products that can be used to treat dry commonly seen skin and scalp conditions.   Our products are sold over the counter (“OTC”) and include liquids and lotions. We outsource our research and development, and manufacturing, and concentrate our efforts on the marketing of our products.

Dermatological Products

Our product portfolio consists of the following:

•	P&S Liquid

We market P&S Liquid as a treatment for symptoms of psoriasis and seborrhea dermatitis by helping to loosen and remove dried skin from the scalp.

•	P&S Shampoo

We market P&S Shampoo as a specially formulated shampoo designed to remove residual P&S Liquid from the hair. It contains salicylic acid to control recurrent flaking and scaling of the scalp associated with seborrheic dermatitis and psoriasis.

•	Ultramide 25 Lotion and Ultra Mide-D

We market Ultramide 25 Lotion and Ultramide D as skin lotions that soften and moisturize dry, rough, cracked and calloused skin. Ultramide 25 contains a stable 25% urea formulation.

•	X-Seb T Pearl Shampoo and X-Seb T Plus Shampoo

We market X-Seb T Pearl Shampoo and X-Seb T Plus Shampoo as therapeutic tar shampoos that relieve itching, irritation, redness, flaking and scaling associated with dandruff, seborrheic dermatitis and psoriasis of the scalp.

•	Acquaderm Cream

We market Aquaderm Cream as a hypoallergenic, non-comedogenic and non-greasy concentrated facial formula that provides maximum moisturization of the skin.

Growth Strategy

Our growth strategy is based on the following:

•	Increase sales of our products by adding new customers and selling additional products to existing customers
•	Develop line extensions of existing products to increase sales
•	Reformulate existing products to increase effectiveness and generate additional sales

•	Expand manufacturing capability by aligning ourselves with additional third party manufacturers, thereby reducing backorders of products and increasing sales
•	Develop, acquire and/or in-license new branded dermatological products for sale to our customers
•	Acquire businesses that can contribute to our growth strategy
•	Establish co-marketing agreements with strategic partners.

Research and Development

We have limited ongoing research and development activities. We intend to acquire new products primarily through strategic arrangements with other pharmaceutical companies.

Customers and Marketing

We market our products via the internet. In addition, we sell our products to drug wholesalers and medical parties located throughout the United States. We are dependent on three customers for a significant portion of our business. Approximately 50% of our revenue is generated by sales of products to these customers.  If any of these three customers discontinues or substantially reduces its purchases from us, it may have a material adverse effect on our business and financial condition. We believe, however, that we have good relationships with our customers.

We have agreements with our customers, which include prompt payment discount, and various fee and rebate obligation arrangements. Our agreements do not require customers to purchase any specific volumes of our products.  During each of the years ended December 31, 2010 and 2009, sales returns, rebates and allowances have been approximately 11% of sales.  Rebate and allowances can be a material obligation for pharmaceutical and medical product companies and may increase in the future.

We market our brands using various marketing strategies, including the use of the internet as a vehicle to promote our brands and to emphasize our goal of bringing new advances in dermatological therapy to assist in patient care.

We are seeking to complement the Baker Cummins Assets with additional products as well as licensing rights to proprietary products and technologies for development and commercialization. We may establish co-development and co-marketing agreements with strategic partners from time to time.

Facilities

Our facilities are located in Miami, Florida. Currently, we outsource our manufacturing requirements to a single vendor, the loss of which would not have a material adverse effect on our business and results of operations. We believe our relationship with our vendor is good and that other vendors could produce our products in the event we lost our relationship with our vendor.

Competition

The market for OTC dermatological products is highly competitive. Our direct competition consists of numerous drug manufacturers, many of which have greater financial and other resources than we do. If one or more other pharmaceutical manufacturers significantly reduce their prices in an effort to gain market share, our profitability or market position could be adversely affected.

Government Regulation

FDA Oversight

Our products are subject to regulation by a number of Federal and state governmental agencies. In particular, the FDA maintains oversight of distribution of our products. In addition, certain of our suppliers are subject to similar regulations and periodic inspections.

The FDA has extensive enforcement powers, including the power to seize noncomplying products, to seek court action to prohibit their sale and to seek criminal penalties for noncomplying manufacturers. Although it has no statutory power to force the recall of products, the FDA usually accomplishes a recall as a result of the threat of judicially imposed seizure, injunction and/or criminal penalties.

Product Liability

The sale of pharmaceutical products can expose the manufacturer or marketer of such products to product liability claims by consumers. A product liability claim, if successful and in excess of our insurance coverage, could have a material adverse effect on our financial condition. We maintain product liability insurance policies which provide coverage in the amount of $1.0 million per claim and $2.0 million in the aggregate.

Order Backlog

From time to time we have suffered shortages and backlog orders of products.  Shortages and our inability to produce product through our outsourced vendors would have a material adverse effect on our business and results of operations.

Properties

The Company leases 1,754 square feet of office and warehouse space at 621 West 20th Street, Miami, Florida.  The lease expires on October 31, 2012.  The Company believes the facility to be adequate for its present needs and for the near future.

Our rent expense for our Miami facility is as follows:

	Monthly	Yearly
Nov 1, 2009 - Oct 31, 2010	$1,928	$23,132
Nov 1, 2010- Oct 31, 2011	$1,995	$23,941
Nov 1, 2011 - Oct 31, 2012	$2,064	$24,779

Employees

Aero currently employs 1 full time employee who performs various sales, marketing and administration functions for Aero, and 2 part time officers of the Compamy.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and our ability to develop or acquire new products, conduct research that will prove successful, or fund such efforts with or without partners. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Aero Pharmaceuticals, Inc. for the years ended December  31, 2010 and 2009 and should be read in conjunction with such financial statements and related notes included in this report.  Those statements in the following discussion that are not historical in nature should be considered to be forward-looking statements that are inherently uncertain. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the “Cautionary Note on Forward-Looking Statements” set forth above.

Company Overview

Prior to March 2011 we were generally seeking to engage in the business of operating as an internet- provider of international surf resorts, camps and guided surf tours. Presently, we manufacte market and sell dermatological-based pharmaceutical products. We were incorporated in 2006.

We utilize the trade-name Baker Cummins for our proprietary scalp and skin care products sold under the brands P&S Liquid, P&S Shampoo, Ultra Mide 25, Ultra Mide D, X-Seb T Pearl and X-Seb T Plus.  These products have been recommended  by dermatologist for over 20 years.

Our products are sold over the counter (“OTC”) and include liquids and lotions. We operate through a “virtual company” structure, outsourcing R&D and manufacturing, while concentrating on the marketing of OTC dermatological products.

Results of Operations

Years Ended December 31, 2010 and 2009

Net sales

Net sales decreased by $164,802, from $460,181 for the year ended December 31, 2009 compared to $295,379 for the year ended December 31, 2010. This decrease of 35.8% was primarily attributable to a decrease in marketing efforts and reduced inventory of our Ultramide products, which reduced sales.

Cost of Goods Sold and Gross profit

Cost of sales (exclusive of shipping, handling and royalty expenses) for the year ended December 31, 2010 was $92,139 compared to the cost of sales of $178,904 for the year ended December 31, 2009 a decrease of $86,765 or 48%.  Gross profit for the year ended December 31, 2010 was $203,240, compared to the gross profit of $281,277 for the year ended December 31, 2009, a decrease of $78,037.or 27%.  The gross profit percentage for the year ended December 31, 2010 was 68.8%, compared to the gross profit of 61.1% for the year ended December 31, 2009.

Approximately $100,000 of the decrease in gross profit was attributed to the decrease in sales, which was offset by an increase in gross profit percentage of approximately 7.7%.  The decrease in gross profit percentage in 2009 resulted from the destruction of approximately $58,000 of expired product.

Shipping and Handling

For the year ended December 31, 2010, shipping and handling expenses were $23,106 or 7.8% of net sales compared to $142,829 or 31.0% of net sales for the year ended December 31, 2009, representing a decrease of $119,723 or 83.8%.   This decrease was due primarily to the decrease in sales.

Royalty Expense

For the year ended December 31, 2010, royalty expense was $28,455 or 9.6% of net sales compared to $56,033 or 12.1% of net sales for the year ended December 31, 2009, representing a decrease of $27,588 or 49%.   This decrease resulted from a decrease in sales subject to royalties.

General and administrative expenses

General and administrative expenses were $219,902 for the year ended December 31, 2010, as compared to $549,495 for the year ended December 31, 2009, representing a decrease of $329,593 or 60.0%.  This decrease was primarily due to the following cost reductions resulting primarily from our reduced marketing efforts and related functions: administration, $50,000;  management fees, $60,000; legal fees, $90,000; payroll, $32,000; rent, $15,000; and  sales & marketing $85,000.

Interest expense

Interest expense for late royalty payments was $32,484 for the year ended December 31, 2010, as compared to $11,253 for the year ended December 31, 2009, representing an increase of $21,231. The increase primarily was due to a recalculation of the rate used to calculate interest expense. In 2010, we increased the interest liability based on a more conservative interpretation of the royalty contract.

Net loss

Net loss for the year ended December 31, 2010 was $100,697 compared to a net loss of $257,390 for the year ended December 31, 2009, which included a gain on sale of investments of $220,943. Exclusive of this gain, the net loss for the year ended December 31, 2009 was $478,333.

Income tax benefit

No income tax benefit was provided for years ended December 31, 2010 and 2009 as the deferred tax resulting from the available net operating loss carry forwards was offset by a 100% valuation allowance due to uncertainties relating to their ultimate utilization.Impact of Inflation

Impact of Inflation

The impact of inflation upon our revenue and income/(loss) from continuing operations during each of the past two fiscal years has not been material to our financial position or results of operations for those years because we do not maintain significant  inventories whose costs are affected by inflation.

Contractual obligations

We are committed under a non-cancelable operating lease with a related party for office sand warehouse space. The lease expires on October 31, 2012. The rental commitment under this lease for years ending December 31, 2011 and 2012 are $$24,000 and $$21,000, respectively. Rent expense charged to operations was approximately $25,000 and $33,000 for the years ended December 31, 2010 and 2009, respectively.

Seasonality

Our business is not cyclical and does not have a clear pattern of seasonality.

Off-Balance Sheet Transactions

We have no material off-balance sheet transactions.

Royalty Obligation – Terminated

Aero  was a party to an  Asset Purchase Agreement (the "Ivax Agreement"), dated as of September 25, 2006, with Ivax  Laboratories, Inc. pursuant to which Aero acquired the Baker Cummins product line. Aero agreed to pay to Ivax a 10% royalty on net sales, until $1 million is paid, and  5%  thereafter. Royalty expense for the years ended December 31, 2010 and 2009 were $28,445 and $56,033, respectively. Aero had $278,460 of accrued royalties payable as of December 31, 2010.  Upon payment of $224,000 for satisfaction of oustanding royalties, the Ivax Agreement was amended on April 25, 2011 to eliminate all continuing royalty oligations under the Agreement.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, and changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition.

Revenue Recognition. We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” Accordingly, we record revenue when persuasive evidence of an arrangement exists and product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Our sole source of revenue is from the sale of dermatological products. The Company provides an allowance for various subsequent sales adjustments that the Company anticipates providing to various customers. Certain of the Company’s customers are entitled to discounts and other adjustments in accordance with their agreements with the Company and the timing of their payments to the Company. The allowance for these adjustments is determined using a combination of historical data as well as customer-by-customer analysis for those customers entitled to receive certain adjustments. The Company records revenue net of this allowance.

Recently Issued Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 –Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 –Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010. We do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation – Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. We are currently evaluating the potential impact of this standard.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks related to our business

We derive all of our net sales from our core branded products and any factor that hurts our sales of these products could reduce our revenues and profitability.

We derive a majority of our net sales from our core branded products, particularly P&S Liquid, P&S Shampoo, Ultra Mide 25 Lotion, Ultra Mide-D, Z-Seb T Pearl Shampoo, and X-Seb T Plus Shampoo. We believe that the net sales of these core products, and line extensions, if any, of such products, will constitute the majority of our overall net sales for the foreseeable future unless and until we can develop new products. Accordingly, any factor that hurts the sales of our core products, individually or collectively, could reduce our revenues and profitability.

We have yet to commence new product development and we may never successfully develop and commercialize any products beyond our current product portfolio.

Our current product portfolio consists of a line of proprietary scalp and skin care products that can be used to treat dry skin and scalp conditions commonly seen. We have yet to commence the development of new products. We have not yet successfully developed any of our new product candidates. We may fail to develop any additional products, successfully implement our business model and strategy or revise our business model and strategy should industry conditions and competition change. Even if we successfully develop one or more additional product candidates, the products may not generate sufficient revenues to enable us to be profitable. Furthermore, we cannot make any assurances that we will be successful in addressing these risks. If we are not, our business, results of operations and financial condition will be materially adversely affected.

Our future results of operations depend, to a significant degree, upon our ability to successfully develop and commercialize new OTC and generic prescription drugs and/or innovative pharmaceuticals.

We manufacture OTC drugs through third party service providers. All pharmaceutical products must meet regulatory standards and/or receive regulatory approvals. We must prove that the OTC, ANDA and generic prescription products that we intend to develop are bioequivalent to their branded counterparts, which typically requires bioequivalency studies or even more extensive clinical trials in the case of topical products. The development and commercialization process, particularly with respect to innovative products, is both time consuming and costly and involves a high degree of business risk. Products that we develop may not perform as expected, may be the subject of intellectual property challenges, necessary regulatory approvals may not be obtained in a timely manner, if at all, and we may not be able to successfully and profitably produce and market such products. Delays in any part of the process or our inability to obtain regulatory approval of our products could adversely affect operating results by restricting or delaying introduction of new products. For example, the FDA could impose higher standards and additional requirements, such as requiring more supporting data and clinical data than previously required, in order to gain FDA clearance to launch new formulations in to the market. Continuous introductions of new products and product categories are critical to our future business success. Product margins may decline over time due to the products’ aging life cycles, changes in consumer choice or developments in drug delivery technology. Therefore, new product introductions are necessary for maintenance of our current financial condition, and if we fail to introduce and market new products, the effect on our financial results could be materially adverse.

We plan to develop our products by collaborating with third-parties and we face substantial competition in this endeavor. If we are not successful in establishing such third party collaboration arrangements, we may not be able to successfully develop and commercialize our products.

Our business strategy includes finding larger pharmaceutical companies with which to collaborate to support the research, development and commercialization of new product candidates. In trying to attract corporate partners to collaborate with us in the research, development and commercialization process, we face serious competition from other small biopharmaceutical companies. If we are unable to enter into such collaboration arrangements, our ability to proceed with the research, development, manufacture or sale of new product candidates may be severely limited. Even if we do enter into such collaborations, our partners may not succeed in developing or commercializing product candidates.

In order to achieve successful sales of new product candidates, the product candidates need to be accepted in the healthcare market by healthcare providers, patients and insurers. Lack of such acceptance will have a negative impact on any future sales.

Our future success is dependent upon the acceptance of our product candidates by health care providers, patients and health insurance companies, Medicare and Medicaid. Such market acceptance, if it were to occur, would depend on numerous factors, many of which are not under our control including regulatory approval, product labeling, safety and efficacy of our products, availability, safety, efficacy and ease of use of alternative products and treatments, the price of our drugs relative to the price of alternative products and treatments; and achieving reimbursement approvals from Medicare, Medicaid and private insurance providers.

We cannot guarantee that any of our product candidates or those developed by any of our future partners would achieve market acceptance. Additionally, we cannot guarantee that third-party payors, hospitals or health care administrators would accept any of the products we manufacture or in-license on a large-scale basis. We also cannot guarantee that we would be able to obtain approvals for indications and labeling for our products that will facilitate their market acceptance. Furthermore, unanticipated side-effects, patient discomfort, defects or unfavorable publicity of our drugs or other therapies based on a similar technology, could have a significant adverse effect on our effort to commercialize our lead or any subsequent drug candidates.

We have no research facilities. If we are not successful in developing our own research facilities or entering into research agreements with third party providers, our development efforts may be delayed.

Currently, we have no scientific research laboratory. In order to conduct our research efforts, we must utilize third party laboratory facilities. We cannot be sure that we will generate sufficient funds from product sales or fund raising activities to support research activities. Failure to accomplish this task would impede our efforts to conduct research to identify future product candidates, which would adversely affect our ability to generate revenue.

We have no manufacturing capabilities. If we are not successful in developing our own manufacturing capabilities or entering into third party manufacturing agreements or if third-party manufacturers fail to devote sufficient time and resources to our concerns, our clinical trials may be delayed.

Currently, we have no internal manufacturing capabilities for any of our product candidates. Our products are manufactured by a third party manufacturer in Canada. There can be no assurance that any of the current contractual arrangements between us and third party manufacturers will be continued or not breached or terminated early. There can be no assurance that we can identify and enter into contracts with replacement manufacturers if our current manufacturing arrangements are terminated. In addition, reliance on third party manufacturers could expose us to other risks, such as substandard performance, difficulties in achieving volume production and poor quality control or noncompliance with FDA and other regulatory requirements. Failure of our manufacturer to supply products to us could have material adverse effects on our business. If we decide to manufacture one or more product candidates ourselves, we would incur substantial start-up expenses and need to acquire or build facilities and hire additional personnel.

We selectively outsource some of our non-sales and non-marketing services, and cannot assure you that we will be able to obtain these services on acceptable terms.

To enable us to focus on our core marketing and sales activities, we selectively outsource non-sales and non-marketing functions, such as product and clinical research, manufacturing and warehousing. As we expand our activities in these areas, we expect to use additional financial resources. Typically, we do not enter into long-term contracts for our non-sales and non-marketing functions. Whether or not long-term contracts exist, we cannot assure you that we will be able to obtain these services or products in a timely fashion, on acceptable terms, or at all.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

Our success depends in part upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our contractors. We rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties all confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

In order to implement our business strategy, and to grow through in-licensing of products and other acquisitions and product enhancement, we may need additional financing.

Our ability to grow is dependent upon, and may be limited by, among other things, the availability of satisfactory financing arrangements. We may not be able to obtain the additional capital necessary to pursue our business strategy. In addition, even if we can obtain additional financing, that financing may not be on terms that are satisfactory to us. We intend to finance any new licensing or acquisitions from one or more of the following: positive cash flow from operations; new borrowings; or issuing equity securities. If we raise additional funds by issuing equity securities, our then-existing stockholders could experience dilution and the terms of any new equity securities may have preferences over our common stock.

We may be subject to product liability claims, and if we do not have adequate insurance coverage, we could face substantial losses and legal costs, and our reputation could suffer.

The testing, production, marketing, sale and use of our products exposes us to the risk that product liability claims may be asserted against us if it is believed that the use of our current products or testing of our future product candidates have caused adverse side effects or other injuries. If a product liability claim asserted against was successful, we also could also be required to limit sales of our existing products or commercialization of future product candidates or completely withdraw a product from the market. Regardless of merit or outcome, claims against us would likely result in significant diversion of our management’s time and attention, expenditure of large amounts of cash on legal fees, expenses and damages and a decreased demand for our products and services. We may not be able to acquire or maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against these risks.

Risks related to our industry

We operate in a highly regulated industry. An inability to meet current or future regulatory requirements could have a material adverse effect on our business, financial position and operating results.

Several U.S. agencies regulate the manufacturing, processing, formulation, packaging, labeling, testing, storing, distribution, advertising and sale of our products. Various state and local agencies also regulate these activities. Should we or one of our third party service providers used in the development or commercialization of products fail to adequately conform to these regulations and guidelines, there may be a material adverse impact on our operating results. Similarly, failure by our suppliers to comply with manufacturing, quality and testing guidelines and regulations could have a significant adverse impact on our operating results.

Our industry is highly competitive. Competitors could cause pricing declines or loss of market share which could cause material adverse effects on our business, financial position and results of operations.

We face competition from other pharmaceutical manufacturers that potentially threatens the commercial acceptance and pricing of our products, which could have a material adverse effect on our business, financial position and results of operations. Competitors which compete with us on multiple products include Johnson and Johnson and Procter and Gamble. Each of these competitors is larger than we are and has the ability to price products more competitively than we do. These competitors may reduce prices on products that we currently market which would force us to lower our price or could cause us to lose market share.

Failure to comply with government regulations could affect our ability to operate our business.

Virtually all aspects of our activities are regulated by federal and state statutes and government agencies. The research, manufacturing, processing, formulation, packaging, labeling, distribution, advertising and marketing of our products, and disposal of waste products arising from these activities, are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the Occupational Safety and Health Administration, and the Environmental Protection Agency, as well as by foreign governments in countries where we distribute some of our products.

Noncompliance with applicable FDA or other government policies or requirements could subject us to enforcement actions, such as suspensions of distribution, seizure of products, product recalls, fines, “whistleblower” lawsuits, criminal penalties, injunctions, failure to approve pending drug product applications or withdrawal of product marketing approvals. Similar civil or criminal penalties could be imposed by other government agencies or various agencies of the states and localities in which our products are manufactured, sold or distributed and could have ramifications for our contracts with government agencies. These enforcement actions would detract from management’s ability to focus on our daily business and would have an adverse effect on the way we conduct our daily business, which could severely impact future profitability.

Risks related to our common stock

Our operating results and financial condition may fluctuate which could negatively affect the price of our stock.

        Our operating results and financial condition may fluctuate from quarter to quarter and year to year depending upon the relative timing of events or uncertainties that may arise. The following events or occurrences, among others, could cause fluctuations in our financial performance from period to period, which could negatively affect the price of our stock:

•	changes in the amount we spend to develop, acquire or license new products, technologies or businesses;
•
delays between our expenditures to acquire new products, technologies or businesses and the generation of revenues from those acquired products, technologies or businesses, including delays in the regulatory approval process for new products;

•	increases in the cost of raw materials used to manufacture our products;
•	manufacturing and supply interruptions, including any failure by our manufacturers to comply with manufacturing specifications;
•	development of new competitive products by others;
•	the mix of products that we sell during any time period;
•	our responses to price competition;
•	market acceptance of our products;
•	implementation of new or revised accounting, securities, tax or corporate responsibility rules, policies, regulations or laws;
•	acquisitions and financings;
•	expenditures as a result of legal actions;
•	lack of effectiveness of our sales and marketing endeavors; and
•	our level of research and development activities.

We may sell equity securities in the future, which would cause dilution.

We may sell equity securities in the future to obtain funds for general corporate or other purposes. We may sell these securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

We cannot assure you that our common stock will become listed on the American Stock Exchange, Nasdaq or any other securities exchange.

We plan to seek listing of our common stock on the American Stock Exchange or NASDAQ in the future. However, we currently fall far below the initial listing standards of those exchanges and there are no assurances that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. Until our common stock is listed on the American Stock Exchange or NASDAQ or another stock exchange, we expect that our common stock will continue to trade on the Over-The-Counter Bulletin Board, where an investor may find it difficult to dispose of our shares of common stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, this SEC rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This circumstance could also make it more difficult for us to raise additional capital in the future.

We will incur increased costs as a result of being an operating public company.

As a public operating company, we will incur significant legal, accounting and other expenses not incurred by a private company. If our stock becomes listed on NASDAQ or another major exchange or if our total assets exceed $10 million at the end of any fiscal year, we will also incur additional compliance expenses. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act of 2002, SEC proxy rules, other government regulations affecting public companies and/or stock exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

Our business may require additional capital for continued growth, and our growth may be slowed if we do not have sufficient capital.

The continued growth and operation of our business may require additional funding for working capital.  We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek debt financing and may be forced to incur significant interest expense. If we cannot secure sufficient funding, we may be forced to forego strategic opportunities or delay, scale back or eliminate operations, acquisitions, and other investments.

            Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could have our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We are subject to financial reporting and other requirements for which our accounting and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting.  Beginning in 2011, we will be required to obtain a report by our independent auditors addressing these assessments annually. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. We anticipate that we may need to (i) upgrade our systems, (ii) implement additional financial and management controls, reporting systems and procedures, (iii) implement an internal audit function, and (iv) hire additional accounting, internal audit and finance personnel. If we are unable to accomplish these objectives in a timely and effective manner, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

We may fail to qualify for continued listing on the OTC Bulletin Board, which could make it more difficult for investors to sell their shares.

Our common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”). There can be no assurance that quotation of our common stock will be sustained. In the event that our common stock fails to qualify for continued quotation, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Our Common Stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our Common Stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  The Company will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

            The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks  of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock

Our Common Stock may be deemed a “Penny Stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of May 16, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Asset Purchase, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Biozone Pharmaceuticals, Inc., 4400 Biscayne Boulevard, Miami, FL 33137.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 16, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)(2)
5% Owners:
ISR Investments LLC (2) 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	12,548,001	27.6%
Aero Pharmaceuticals, Inc. 4400 Biscayne Boulevard Miami, FL 33137	7,724,000	17.0%
Frost Gamma Investments Trust (4) 4400 Biscayne Boulevard Miami, FL 33137	5,249,170	11.6%
Michael & Betsey Brauser (3) 4400 Biscayne Boulevard Miami, FL 33137	4,696,461	10.3%
Barry Honig 4400 Biscayne Boulevard Miami, FL 33137	3,032,582	6.7%
Olyrca Limited Partnership (5) 301 W. Hallandale Beach Boulevard Hallandale Beach FL 33009	2,500,000	5.5%
Executive Officers and Directors:
Roberto Prego-Novo (5)	2,500,000	5.5%
All executive officers and directors as a group (1 person)	2,500,000	5.5%

(1)	Based on 45,420,000 shares of our common stock issued and outstanding as of May 16, 2011.
(2)
Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC. Excludes 1,000,000 shares held by Timothy Neely, an affiliate of Michelle Neely, as to which ISR Investments LLC disclaims beneficial ownership. Pursuant to an escrow agreement 13,548,001 shares of our common stock held will be cancelled under certain circumstances following closing of the Aero Purchase.

(3)	Includes 3,281,921 and 1,414,540, respectively, held by Michael and Betsy Brauser, JTTEN, and Grander Holdings Inc. 401K Profit Sharing Plan of which Michael Brauser is trustee.
(4)	Dr. Phillip Frost has sole voting and investment control over the securities held by Frost Gamma Investments Trust.
(5)
Mr. Prego-Novo, our sole officer and director, has sole voting and investment control over the securities held by Olyrca Limited Partnership. Excludes 1,000,000 shares of common stock as to which Mr. Prego-Novo disclaims beneficial ownership.

Executive Officers and Directors

The following persons are our executive officers and directors on May 12, 2011, and hold the positions set forth opposite their respective names.

Name	Age	Position
Roberto Prego-Novo	68	President, Secretary and Director

Roberto Prego-Novo

Mr. Novo has more than 35 years of experience as a senior executive in the pharmaceutical industry.  Since 1974, Mr. Novo has served as the President of Laboratorios Elmor S.A., a Venezuelan pharmaceutical company.  Mr. Novo served as the Vice President, Latin America, of Teva Pharmaceuticals Industries Limited from 2006 to 2010 and as the Vice President, Latin America, of IVAX Corporation from 2006 to 2008.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

There are no family relationships between any of our directors and our executive officers.

Employment Agreements and Compensation

The Company has not entered into an employment agreement with Mr. Novo, its President.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and chief financial officer.  No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roberto Prego-Novo*	2010	0	0	0	0	0	0	0	0

Eduardo Biancardi President, Secretary, CFO**	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

Timothy Neely, Chief Operating Officer***	2010	0	0	0	0	0	0	0	0

*Appointed on February 24, 2011

**Resigned from all positions on February 24, 2011

***Resigned from all positions on February 22, 2011

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our named executive officers as of December 31, 2010.

Director Compensation

Neither the Company nor Aero had compensation arrangements for members of its Board of Directors.

Stock Incentive Plan

As of December 31, 2010, the Company has not adopted a stock incentive plan.

Directors’ and Officers’ Liability Insurance

The Company has obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, the Company may enter into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and the Company’s Articles of Incorporation and Bylaws.

Board Independence

We currently have one director serving on our Board of Directors, Mr. Novo.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the American Stock Exchange, Mr. Novo would not be considered an independent director of the Company.

Board Committees

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.  Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We intend to appoint such persons to the committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange, and we are under no obligation to do so.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to separate these roles.  We believe it is in the best interest of the Company to have the Chairman and Chief Executive Officer roles separated because it provides for allows us to separate the strategic and oversight roles within our board structure.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Certain Relationships and Related Transactions

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members, that exceeded $120,000.

Aero Pharmaceuticals, Inc.

Related Party Interests:

Phillip Frost, M.D., through Frost Gamma Investments Trust, beneficially owned approximately 46% of Aero’s issued and outstanding capital stock, Roberto Prego-Novo, our President and sole director, owned approximately 23% of Aero’s issued and outstanding capital stock through Olyrca Trust.  Each of Dr. Frost and Mr. Prego-Novo beneficially own approximately 11% and 6%, respectively (excluding, with respect to Mr. Prego-Novo, 1,000,000 shares of which he disclaims ownership), of our issued and outstanding capital stock following the Asset Purchase.  Dr. Frost acquired his shares in February and March, 2011 for approximately $0.027 per share and Mr. Prego-Novo acquired his shares in March 2011 for approximately $0.03 per share.  These prices were negotiated at arms length when we had no viable business and prior to the acquisition of Aero and prior to a final letter of intent with Biozone Laboratories shareholders. Mr. Steven D. Rubin, a director of Aero and executive of the Frost Group, owns 30,000 of our shares which he acquired for $0.05 per share. These ownership percentages will be subject to further dilution if the BioZone Laboratories acquisition is consummated.

Shared Services

During 2010, Aero incurred expenses for accounting services provided by a different related entity. The aggregate expense incurred for these services totaled approximately $39,000 during the year ended December 31, 2010.

Operating Leases

Through October 31, 2009, Aero leased office space from a related party. Rent expense under this lease during 2009 was approximately $33,000.

Effective November 1, 2009, Aero entered into a lease for office and warehouse space from a second related party under a non-cancelable operating lease that expires October 31, 2012.

Management Fees

During 2009, Aero incurred expenses for management and administrative services provided by a related entity. The fees for these services totaled $60,000 during the year ended December 31, 2009.

During 2009, Aero incurred expenses for accounting services provided by a different related entity. The aggregate expense incurred for these services totaled approximately $39,000 during the year ended December 31, 2009.

Distribution Agreement

Aero had a distribution agreement with a shareholder to distribute a specific product. This agreement was terminated effective May 29, 2009 pursuant to the settlement agreement.

Biozone Pharmaceuticals, Inc.

Santana Martinez, one of our former directors, provided office space to us at no charge. Our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $150 per month. We treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations. We recorded total rent expense of $1,800 for the year ended December 31, 2010 and total rent expense of $1,800 for the year ended December 31, 2009.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Market Information

Our Common Stock is currently eligible for quotation on the Over the Counter Bulletin board under the symbol BZNE.OB.

The transfer agent for our common stock is Island Stock Transfer.

As of May 16, 2011, we had approximately 52 shareholders of record of our Common Stock (including Aero), including the shares held in street name by brokerage firms.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Description of Capital Stock

Authorized Capital Stock

           We have authorized 100,000,000 shares of capital stock, par value $0.001 per share, all of which are designated as common stock.

Capital Stock Issued and Outstanding

After giving effect to the Asset Purchase , we have issued and outstanding securities on a fully diluted basis:

•	45,422,000 shares of common stock;

•	warrants to purchase that number of shares as described in “Bridge Warrants” below; and

•	no options outstanding.

Common Stock

The holders of the Common Stock will be entitled to one vote per share. In addition, the holders of the Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock will have no preemptive, subscription, redemption or conversion rights.

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Bridge Notes

The Bridge Notes have an aggregate principal amount of $2,250,000 and mature on the earlier of September 29, 2011 or the closing date of the Target Transaction (which is defined as a transaction pursuant to which the Company will acquire one or more businesses or companies approved by the holders) financing (such earlier date, the “Maturity Date”).  The entire principal amount and any accrued and unpaid interest shall be due and payable in cash on the Maturity Date.  The Notes bear interest at the rate of 10% per annum.

The principal and interest shall not be prepaid except in connection with the consummation of the Target Transaction financing, in which case the holder may elect either to (i) convert all of the principal and accrued and unpaid interest then outstanding into the transaction securities at a price per share or unit, as the case may be, equal to 80% of the price at which such securities are sold or (ii) require the Company to repay the principal amount then outstanding and any accrued and unpaid interest in cash.  In the event that the Note is not prepaid or converted prior to September 29, 2011, the Company shall pay to the holders (in the aggregate) a penalty fee of $100,000.

In the event that the Target Transaction has not closed on or prior to September 29, 2011, the Company shall pay to the holder 150% of any portion of the principal amount then outstanding plus all accrued and unpaid interest thereon.

Warrants

Bridge Warrants

The Bridge Warrants expire five years after the date of issue.  The Bridge Warrants have an initial exercise price of 120% of the price of the Target Transaction financing (the “Financing Share Price”).  The Bridge Warrant entitles the holder to purchase the number of shares of common stock and/or other securities, including units of securities, sold in the Target Transaction equal to the Bridge Warrant Coverage (as defined herein) (a) multiplied by $2,250,000 and (b) divided by the Financing Share Price.  “Warrant Coverage” means (i) 50% if closed on or prior to 120 days, (ii) $75% if closed after 120 days but before 150 days and (iii) 100%, if closed after 150 days, after the closing of a private placement.  The Bridge Warrant is exercisable in cash or, while a registration statement covering the shares of common stock and/or other securities issuable upon exercise of the Bridge Warrant, or an exemption from registration, is not available, by way of a “cashless exercise”.  The exercise price of the Warrant is subject to a “full ratchet” anti-dilution adjustment for a period of one year.  This adjustment provides that, in the event that the Company issues certain securities at a price lower than the then applicable exercise price, the exercise price of the Bridge Warrant shall be immediately reduced to equal the price at which the Company issued the securities.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except for the following:

On March 30, 2010, the Company dismissed Mendoza Berger & Company, LLP (“Mendoza”) as its principal accountant effective on such date. The reports of Mendoza on the Company’s financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The Company engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of March 30, 2010. The decision to change accountants was recommended and approved by the Company’s Board of Directors.

During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, the date of dismissal, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company engaged QAC as its new independent accountant as of March 30, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, neither the Company nor anyone on its behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust, or other enterprise (including heirs and personal representatives) against all expenses, liability, and loss actually and reasonably incurred.

We also have a director and officer indemnification agreement with our sole executive officer and director that provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnity shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnity against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnity in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation provides a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 2.01 above, which information is hereby incorporated by reference into this Item, on May 16, 2011, the Company issued 7,724,000 shares of our restricted common stock to Aero and assumed Aero’s liabilities in connection with the acquisition and agreed to issue additional shares on the basis of one share for (A) each dollar of current assets transferred to the Company at the closing, as set forth on the closing date balance sheet of Aero, to be delivered following the closing, and (B) each dollar of costs incurred for liquidation, certain income taxes and perfected or settled dissenters’ rights of appraisal,  up to a maximum of an additional 7,500,000 shares. The Shares issued at closing were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Section 506 promulgated thereunder.

On March 29, 2011, we issued 10% secured convertible promissory notes in the aggregate principal sum of $2,250,000, due on September 29, 2011 (unless accelerated as described below) (the “Notes”)  and warrants (the “Warrants”) to purchase certain securities of the Company in the Target Transaction (which is defined as a transaction pursuant to which the Company will acquire one or more businesses or companies approved by the holders), pursuant to a Securities Purchase Agreement Financing entered into on February 22, 2011.  The Notes have an aggregate principal amount of $2,250,000 and mature on the earlier of September 29, 2011 or the closing date of the Target Transaction Financing (such earlier date, the “Maturity Date”).  The entire principal amount and any accrued and unpaid interest shall be due and payable in cash on the Maturity Date.  The Notes bear interest at the rate of 10% per annum. The principal and interest will not be prepaid except in connection with the consummation of the Target Transaction Financing, in which case the holder may elect either to (i) convert all of the principal and accrued and unpaid interest then outstanding into the securities offered in the Target Transaction Financing at a price per share or unit, as the case may be, equal to 80% of the price at which such securities are sold or (ii) require the Company to repay the principal amount then outstanding and any accrued and unpaid interest in cash. In the event that the Note is not prepaid or converted prior to September 29, 2011, the Company shall pay to the holders (in the aggregate) a penalty fee equal to: (i) the principal amount of the Note divided by (ii) $2,000,000 and multiplied by (iii) $100,000. In the event that the Target Transaction has not closed on or prior to September 29, 2011, the Company shall pay to the holder 150% of any portion of the principal amount then outstanding plus all accrued and unpaid interest thereon. The Notes and Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of and Rule 506 promulgated thereunder.

On March 1, 2011, we issued 1,000,000 shares of our common stock to Roberto Prego-Novo Jr. the adult son of our current President and director.  These shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

In June 2007, we issued 529,800 shares of our common stock for $0.25 per share for gross proceeds of $132,450. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000. The shares were issued were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely, our founder and former officer and director, and 2,000,000 shares of our common stock to two individuals.  These shares were issued in exchange for gross proceeds of $15,000, or $.005 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Asset Purchase described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Aero’s audited financial statements for the fiscal years ended December 31, 2010 and 2009, are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (1)
3.3	Certificate of Amendment to Articles of Incorporation (2)
3.4	Bylaws (1)
10.1	Asset Purchase Agreement*
10.2	Assignment and Assumption Agreement*
10.3	Bill of Sale*
10.4	Securities Purchase Agreement, dated as of February 28, 2011. (3)
10.5	Form of Secured Convertible Promissory Note (3)
10.6	Form of Warrant (3)
10.7	Form of Registration Rights Agreement (3)
10.8	Pledge and Security Agreement (3)
10.9	Non-Recourse Principal Stockholder Stock Pledge Agreement (3)
10.10	Director and Officer Indemnification Agreement (3)
10.11	Amendment No.1 to Asset Purchase Agreement dated as of April 25, 2011 by and between Aero Pharmaceuticals, Inc. and Teva Respiratory, LLC*
21	List of Subsidiaries*
99.1	Aero Pharmaceuticals, Inc. audited financial statements for the years ended December 31, 2010 and 2009*
99.2	Pro forma unaudited consolidated financial statements for the year ended December 31, 2010*
99.3	Press Release

*   Filed herewith
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, filed with the SEC on September 20, 2007.
(2) Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed with the SEC on May 4, 2011.
(3) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the SEC on March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOZONE PHARMACEUTICALS, INC.

Date: May 19, 2011	By:	/s/ Roberto Prego-Novo
Name: Roberto Prego-Novo
Title: President